UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

THE CONNECTICUT LIGHT AND POWER COMPANY

(Exact name of registrant as specified in its charter)

Connecticut	0-00404	06-0303850
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Selden Street Berlin, Connecticut		06037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2012, The Connecticut Light and Power Company (“CL&P”) entered into a five-year unsecured revolving credit agreement with the Banks named therein and Union Bank, N.A. as Administrative Agent (the “Credit Facility”).

The Credit Facility is a revolving credit facility providing for revolving loans not exceeding an aggregate of $300 million at any one time. The Credit Facility expires on March 26, 2017, and provides for up to two one-year extensions.

The Credit Facility contains representations and warranties, and affirmative, negative and financial covenants customary for such facilities, including restrictions on the incurrence of liens, dispositions of assets, consolidations and mergers, and customary events of default provisions.

Section 2	Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01 above, on March 26, 2012, CL&P entered into a five-year credit agreement for borrowings up to an aggregate of $300 million.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONNECTICUT LIGHT AND POWER COMPANY
(Registrant)

March 29, 2012	By:	/S/ JAY S. BUTH
Jay S. Buth
Vice President-Accounting and Controller

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